Exhibit 10.20

FUNKO, INC.

EXECUTIVE ANNUAL INCENTIVE PLAN

1. Purpose

This Executive Annual Incentive Bonus Plan (the “Bonus Plan”) is intended to provide an incentive for superior work and to motivate eligible executives of Funko, Inc. (the “Company”) and its subsidiaries toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executives. The Bonus Plan is for the benefit of Covered Employees (as defined below).

2. Administration

The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) shall have the sole discretion and authority to administer and interpret the Bonus Plan.

3. Eligibility and Participation

The Compensation Committee shall select the persons eligible to participate in the Bonus Plan, which may include, without limitation, the executives of the Company and its subsidiaries who are or, as determined in the sole discretion of the Compensation Committee, may become “covered employees” (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)) of the Company and its subsidiaries for the applicable taxable year of the Company (such selected persons, the “Covered Employees”).

4. Bonus Determinations

(a) A Covered Employee may receive a bonus payment under the Bonus Plan based upon the attainment of performance objectives which are established by the Compensation Committee and relate to financial, operational or other metrics with respect to the Company or any of its subsidiaries (the “Performance Goals”), including but not limited to: net sales; system-wide sales; comparable store sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); adjusted operating income; adjusted net income; adjusted earnings per share; channel revenue; channel revenue growth; franchising commitments; manufacturing profit; manufacturing profit margin; store closures; pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in or maintenance of the price of the shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation or amortization); adjusted earnings or losses (including adjusted earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation or amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); points of distribution; gross or net store openings; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b) Except as otherwise set forth in this Section 4(b): (i) any bonuses paid to Covered Employees under the Bonus Plan shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance objectives relating to the Performance Goals; (ii) bonus formulas for Covered Employees shall be adopted in each performance period by the Compensation Committee (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period to which the Performance Goals relate); and (iii) no bonuses shall be paid to Covered Employees unless and until the Compensation Committee makes a certification with respect to the attainment of the performance objectives. Notwithstanding the foregoing, the Company may pay bonuses (including, without limitation, discretionary bonuses) to Covered Employees under the Bonus Plan based upon such other terms and conditions as the Compensation Committee may in its sole discretion determine.

(c) The payment of a bonus to a Covered Employee with respect to a performance period shall be conditioned upon the Covered Employee’s employment by the Company on the last day of the performance period; provided, however, that the Compensation Committee may make exceptions to this requirement, in its sole discretion, including, without limitation, in the case of a Covered Employee’s termination of employment, retirement, death or disability.

5. Forfeiture and Claw-Back Provisions

The Compensation Committee may provide that any bonuses paid under the Bonus Plan shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules, regulations or interpretations thereunder, to the extent set forth in such claw-back policy.

6. Other Provisions

(a) Neither the establishment of the Bonus Plan nor the selection of any individual as a Covered Employee shall give any individual any right to be retained in the employ of the Company or any subsidiary thereof, or any right whatsoever under the Bonus Plan other than to receive bonus payments awarded by the Compensation Committee.

(b) No member of the Board of Directors of the Company or the Compensation Committee shall be liable to any individual in respect of the Bonus Plan for any act or omission of such member, any other member, or any officer, agent or employee of the Company or any of its subsidiaries.

(c) The Company and its subsidiaries shall be entitled to withhold such amounts as may be required by federal, state or local law from all bonus payments under the Bonus Plan.

(d) To the extent not preempted by federal law, the Bonus Plan shall be governed and construed in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof or any other jurisdiction.

(e) The Bonus Plan is intended to meet the requirements of Section 409A of the Code and will be interpreted and construed in accordance with Section 409A of the Code and Department of Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date (as defined below) (collectively, “Section 409A”). Each bonus payable pursuant to the Bonus Plan shall be intended to comply with, or be exempt from, the requirements of Section 409A such that the bonus will not be subject to any penalty tax imposed under Section 409A. Notwithstanding any provision of the Bonus Plan to the contrary, each bonus payable pursuant to the Bonus Plan shall be paid by no later than March 15 of the calendar year following the calendar year in which the last day of the performance period occurs. Notwithstanding any provision of the Bonus Plan to the contrary, in the event that following the Effective Date the Company determines that any provision of the Bonus Plan could otherwise cause any person to be subject to the penalty taxes imposed under Section 409A, the Company may adopt such amendments to the Bonus Plan or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. Notwithstanding anything herein to the contrary, in no event shall any liability for failure to comply with the requirements of Section 409A be transferred from a Covered Employee or any other person to the Company or any of its affiliates, employees or agents pursuant to the terms of the Bonus Plan or otherwise.

7. Amendment and Termination

The Board of Directors of the Company reserves the right to amend or terminate the Bonus Plan at any time in its sole discretion. Any amendments to the Bonus Plan shall require stockholder approval only to the extent required by any applicable law, rule or regulation.

8. Stockholder Approval

No bonuses shall be paid under the Bonus Plan unless and until the Company’s stockholders shall have approved the Bonus Plan. The Bonus Plan will be submitted for the approval of the Company’s stockholders after the initial adoption of the Bonus Plan by the Board of Directors of the Company.

9. Term of Bonus Plan

The Bonus Plan shall become effective as of the day immediately prior to the first date upon which common stock of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system (the “Effective Date”). The Bonus Plan shall expire on the earliest to occur of: (a) the first material modification of the Bonus Plan (as defined in Treasury Regulation Section 1.162-27(h)(1)(iii)); (b) the first meeting of the Company’s stockholders at which members of the Board of Directors of the Company are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Securities Exchange Act of 1934, as amended; or (c) such other date, if any, on which the “reliance period” described under Treasury Regulation 1.162-27(f)(2) expires pursuant to the terms of Section 162(m) of the Code, and the rules, regulations and interpretations thereunder. The Bonus Plan is intended to be subject to the relief set forth in Treasury Regulation Section 1.162-27(f)(1) and shall be interpreted accordingly.

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I hereby certify that the Bonus Plan was duly authorized, approved and adopted by the Board of Directors of Funko Inc. as of October [ 🌑 ], 2017, effective as of the Effective Date.

I hereby certify that the Bonus Plan was approved by the stockholders of Funko Inc. as of October [ 🌑 ], 2017.

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